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                                                                    EXHIBIT 10.2

                            FIRST AMENDMENT TO THE

                                  TISM, INC.

                 THIRD AMENDED AND RESTATED STOCK OPTION PLAN


    WHEREAS, TISM, Inc. (the "Company") adopted a stock option plan known as the TISM, Inc. Stock Option Plan (the "Plan") for the benefit of eligible employees as determined from time to time by its Board of Directors; and

    WHEREAS, the Company has amended and restated the Plan from time to time;
and

    WHEREAS, the Company most recently amended and restated the Plan effective December 14, 1999 at which time the TISM, Inc. Third Amended and Restated Stock Option Plan was adopted; and

    WHEREAS, the Company desires to amend the Plan by a First Amendment to the TISM, Inc. Third Amended and Restated Stock Option Agreement ("First Amendment") effective as of March 22, 2000.

    NOW, THEREFORE, the Plan is hereby amended by this First Amendment effective as of March 22, 2000, follows:

    1.  Section 4 (a) of the Plan is amended in its entirety to read as follows:

        "(a)  Number of Shares.  Subject to adjustment as provided in Section 4
(c), the aggregate number of shares of Stock that may be the subject of awards granted under the Plan shall be 6,836,739 shares of Class A-3 Common Stock and 62,576 shares of Class L Common Stock. If any award granted under the Plan terminated without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants."

    2. Except as amended by virtue of the provisions hereof, the provisions of the Plan presently in effect are hereby ratified and affirmed.

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